SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549




                             FORM 8-K




                           CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) November 8, 2000



                          NEW HILARITY, INC.
       (Exact name of Registrant as specified in its charter)




Nevada                         001-03323                  91-197860
(State or other jurisdiction   Commission          (I.R.S. Employer
of incorporation or            File number)          Identification
organization)                                               Number)



22nd Floor, 161 Bay Street
Canada Trust Tower, BCE Place
Toronto, Ontario, Canada                                    M5J 2S1
(Address of principal                                 (Postal Code)
executive offices)



Registrant's telephone number, including area code:  (416) 304-0694

Item 4.   Changes in Registrant's Certifying Accountant.

     Effective as of November 8, 2000, New Hilarity, Inc.  (the
"Company") dismissed Williams & Webster, P.S. as its principal independent accountants and engaged BDO Dunwoody, LLP as its principal independent accountants to audit the financial statements of the Company and its subsidiaries.

     For either of the past two fiscal years, the report of the former independent accountants, Williams & Webster, P.S., contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and any subsequent interim period preceding the date hereof, there were not any disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     The change in the Company's independent accountants was approved by the Company's Board of Directors. The Company's Board of Directors determined that as a result of the previously reported transaction effected as of September 8, 2000 (the "Orbit Transaction") with Orbit Canada Inc., an Ontario corporation ("Orbit") (whereby Orbit became a wholly-owned subsidiary of the Company which transaction resulted in Orbit's business becoming the Company's principal business), the Company's auditing needs could be better handled by BDO Dunwoody, LLP compared to the former accounting firm insofar that BDO Dunwoody, LLP is located in Toronto, Canada which is where Orbit maintains its principal place of business.

     During the Company's two most recent fiscal years, and any subsequent period prior to engaging BDO Dunwoody, LLP, neither the Company nor, to the best of the Company's knowledge, anyone acting on the Company's behalf, consulted BDO Dunwoody, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) with the former accountant or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

     The Company has requested Williams & Webster, P.S. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated November 14, 2000, is filed as
Exhibit 16.1 to this Form 8-K.


Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          Exhibits:
                                                          Page


     16.1  Letter re change in certifying accountant      5

Item 8.   Change in Fiscal Year.

     As of November 8, 2000, the Company's Board of Directors approved a change in the Company's fiscal year end from March 31 to July 31. The change was made to conform the Company's fiscal year to the fiscal year of Orbit Canada, Inc., which, as a result of the Orbit Transaction effected as of September 8, 2000, became a wholly-owned subsidiary of the Company and is deemed to be the acquirer for accounting purposes using reverse-acquisition accounting procedures. The Company's next periodic filing will be a Form 10-Q for the fiscal quarter ended October 31, 2000.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEW HILARITY, INC.
                                   (Registrant)


Dated:    November 14, 2000        By:       /s/ Daniel N. Argiros
                                   Name:     Daniel N. Argiros
                                   Title:    Vice President and
                                             Chief Financial
                                             Officer

EXHIBIT 16.1


             WILLIAMS & WEBSTER, P.S.
         Bank of America Financial Center
                601 West Riverside
                    Suite 1940
                 Spokane, WA 99201



November 14, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated November 8, 2000 of New Hilarity, Inc. and are in agreement with the statements made in response to that Item insofar that they relate to our Firm.

Very truly yours,


/s/Williams & Webster, P.S.
Williams & Webster, P.S.